                           AMENDED AND RESTATED BYLAWS

                                       OF

                              ANALOG DEVICES, INC.

                                                                               .
                                                                               .
                                                                               .


                                     BYLAWS

                                Table of Contents

                                                                                                                Page
                                                                                                                ----
ARTICLE I             SHAREHOLDERS................................................................................1
         1.1.              Annual Meeting.........................................................................1
         1.2.              Special Meetings.......................................................................1
         1.3.              Place of Meetings......................................................................1
         1.4.              Requirement of Notice..................................................................1
         1.5.              Waiver of Notice.......................................................................3
         1.6.              Quorum.................................................................................3
         1.7.              Voting and Proxies.....................................................................3
         1.8.              Action at Meeting......................................................................4
         1.9.              Nomination of Directors................................................................4
         1.10.             Conduct of Meetings....................................................................6
         1.11.             Action Without Meeting by Written Consent..............................................7
         1.12.             Record Date............................................................................7
         1.13.             Meetings by Remote Communication.......................................................8
         1.14.             Form of Shareholder Action.............................................................8
         1.15.             Shareholder List for Meeting...........................................................8

ARTICLE II            DIRECTORS...................................................................................9
         2.1.              Powers.................................................................................9
         2.2.              Number and Election....................................................................9
         2.3.              Vacancies..............................................................................9
         2.4.              Change in Size of Board of Directors...................................................9
         2.5.              Tenure................................................................................10
         2.6.              Resignation...........................................................................10
         2.7.              Removal...............................................................................10
         2.8.              Regular Meetings......................................................................10
         2.9.              Special Meetings......................................................................10
         2.10.             Notice................................................................................10
         2.11.             Waiver of Notice......................................................................11
         2.12.             Quorum................................................................................11
         2.13.             Action at Meeting.....................................................................11
         2.14.             Action Without Meeting................................................................11
         2.15.             Telephone Conference Meetings.........................................................11
         2.16.             Committees............................................................................12
         2.17.             Compensation..........................................................................12
         2.18.             Standard of Conduct for Directors.....................................................12
         2.19.             Conflict of Interest..................................................................12

ARTICLE III           MANNER OF NOTICE...........................................................................13

ARTICLE IV            OFFICERS...................................................................................14
         4.1.              Enumeration...........................................................................14
         4.2.              Appointment...........................................................................14
         4.3.              Qualification.........................................................................15

                                                                                                                Page
                                                                                                                ----
         4.4.              Tenure................................................................................15
         4.5.              Resignation...........................................................................15
         4.6.              Removal...............................................................................15
         4.7.              Vacancies.............................................................................15
         4.8.              Chairman of the Board and Vice Chairman of the Board..................................15
         4.9.              President; Chief Executive Officer....................................................15
         4.10.             Vice Presidents.......................................................................16
         4.11.             Treasurer and Assistant Treasurers....................................................16
         4.12.             Secretary and Assistant Secretaries...................................................16
         4.13.             Salaries..............................................................................17
         4.14.             Standard of Conduct for Officers......................................................17

ARTICLE V             PROVISIONS RELATING TO SHARES..............................................................17
         5.1.              Issuance and Consideration............................................................17
         5.2.              Share Certificates....................................................................17
         5.3.              Uncertificated Shares.................................................................18
         5.4.              Transfers; Record and Beneficial Owners...............................................18
         5.5.              Replacement of Certificates...........................................................18

ARTICLE VI            CORPORATE RECORDS..........................................................................19
         6.1.              Records to be Kept....................................................................19
         6.2.              Inspection of Records by Shareholders.................................................19
         6.3.              Scope of Inspection Right.............................................................20
         6.4.              Inspection of Records by Directors....................................................21

ARTICLE VII           MISCELLANEOUS..............................................................................21
         7.1.              Fiscal Year...........................................................................21
         7.2.              Seal..................................................................................21
         7.3.              Voting of Securities..................................................................21
         7.4.              Evidence of Authority.................................................................21
         7.5.              Articles of Organization..............................................................22
         7.6.              Severability..........................................................................22
         7.7.              Pronouns..............................................................................22
         7.8.              Massachusetts Control Share Acquisition Act...........................................22

ARTICLE VIII          AMENDMENTS.................................................................................22

                                   ARTICLE I

                                  SHAREHOLDERS

      1.1. Annual Meeting. The Corporation shall hold an annual meeting of shareholders at a time to be fixed by the Board of Directors, the Chief Executive Officer or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by the Articles of Organization, shall be for electing Directors and for such other purposes as shall be specified in the notice for the meeting, and only business within such purposes may be conducted at the meeting. In the event an annual meeting is not held at the time fixed in accordance with these Bylaws or the time for an annual meeting is not fixed in accordance with these Bylaws to be held within 13 months after the last annual meeting, the Corporation may designate a special meeting as a special meeting in lieu of the annual meeting, and such meeting shall have all of the effect of an annual meeting.

      1.2. Special Meetings. Special meetings of the shareholders may be called by the Board of Directors, the Chief Executive Officer or the President, and shall be called by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by another officer, if the holders of at least 80 percent, or such lesser percentage as shall constitute the maximum percentage permitted by law for this purpose at any time at which the Corporation shall have a class of voting stock registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of all the votes entitled to be cast on any issue to be considered at the proposed special meeting sign, date and deliver to the Secretary one or more written demands for the meeting describing the purpose for which it is to be held. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders' meeting.

      1.3. Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation unless a different place is fixed by the Board of Directors, the Chief Executive Officer or the President and specified in the notice of the meeting.

      1.4. Requirement of Notice. A written notice of the date, time and place of each annual and special shareholders' meeting describing the purposes of the meeting shall be given to shareholders entitled to vote at the meeting (and, to the extent required by law or the Articles of Organization, to shareholders not entitled to vote at the meeting) no fewer than seven nor more than 60 days before the meeting date. If an annual or special meeting of shareholders is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting shall be given under this
Section 1.4 to persons who are shareholders as of the new record date. All notices to shareholders shall conform to the requirements of Article III of these Bylaws.

      No business may be transacted at a meeting of shareholders except that (a) specified in the notice thereof, or in a supplemental notice given also in compliance with the provisions hereof, (b) brought before the meeting by or at the direction of the Board of Directors or the presiding officer, or (c) properly brought before the meeting by or on behalf of any shareholder who (i) is entitled to propose a matter for consideration at the meeting, (ii) shall have been a shareholder of record at the time of giving of notice provided for in this
Section 1.4 and who shall continue to be entitled to vote thereat and (iii) complies with the notice procedures set forth in this Section 1.4 or, with respect to the election of directors, Section 1.9 of these Bylaws. In addition to any other applicable requirements, for business to be properly brought before a meeting by a shareholder (other than a shareholder proposal included in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act), the shareholder must have given timely notice thereof to the Secretary of the Corporation.

      To be timely, a shareholder's notice must be received in writing by the Secretary at the principal executive offices of the Corporation as follows: (i) in the case of an annual meeting of shareholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year's annual meeting, a shareholder's notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the seventh day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (ii) in the case of a special meeting of shareholders, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the seventh day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of a shareholders' meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a shareholder's notice.

      Such shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and record address of the shareholder proposing such business, (c) the class and number of shares of capital stock of the Corporation held of record, owned beneficially and represented by proxy by such shareholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice by the shareholder, and (d) all other information which would be required to be included in a proxy statement or other filings required to be filed with the Securities and Exchange Commission if, with respect to any such item of business, such shareholder were a participant in a solicitation subject to Regulation 14A under the Exchange Act.

      Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of shareholders except in accordance with the procedures set forth in this Section 1.4; provided, however, that nothing in this Section 1.4 shall be deemed to preclude discussion by any shareholder of any business properly brought before such meeting. Nothing in this Section 1.4 shall grant to any shareholder the right to propose a matter for consideration at any meeting of shareholders, or obligate the Corporation to provide notice to shareholders of any shareholder proposal, except to the extent such shareholder has such right, or the Corporation has such obligation, under applicable federal or state law.

      The Chairman of the Board or other presiding officer of the meeting may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedures, and if such officer should so determine, such officer shall so declare to the meeting and that business shall be disregarded.

      For purposes of this Section 1.4, "public disclosure" shall include disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

      1.5. Waiver of Notice. A shareholder may waive any notice required by law, the Articles of Organization or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion with the records of the meeting. A shareholder's attendance at a meeting: (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

      1.6. Quorum.

            (a) Unless otherwise provided by law, or in the Articles of Organization, these Bylaws or, to the extent authorized by law, a resolution of the Board of Directors requiring satisfaction of a greater quorum requirement for any voting group, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter. As used in these Bylaws, a voting group includes all shares of one or more classes or series that, under the Articles of Organization or the Massachusetts Business Corporation Act, as in effect from time to time (the "MBCA"), are entitled to vote and to be counted together collectively on a matter at a meeting of shareholders.

            (b) A share once represented for any purpose at a meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless (1) the shareholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (2) in the case of an adjournment, a new record date is or shall be set for that adjourned meeting.

      1.7. Voting and Proxies.

            (a) Except as provided in this Section 1.7(a) or unless the Articles of Organization provide otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders' meeting. Only shares are entitled to vote, and each fractional share, if any, is entitled to a proportional vote. Absent special circumstances, the shares of the Corporation are not entitled to vote if they are owned, directly or indirectly, by another entity of which the Corporation owns, directly or indirectly, a majority of the voting interests; provided, however, that nothing in these Bylaws shall limit the power of the

Corporation to vote any shares held by it, directly or indirectly, in a fiduciary capacity. Unless the Articles of Organization provide otherwise, redeemable shares are not entitled to vote after notice of redemption is given to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

            (b) A shareholder may vote his or her shares in person or may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. Unless otherwise provided in the appointment form, an appointment is valid for a period of 11 months from the date the shareholder signed the form or, if it is undated, from the date of its receipt by the officer or agent. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, as defined in the MBCA. An appointment made irrevocable is revoked when the interest with which it is coupled is extinguished. The death or incapacity of the shareholder appointing a proxy shall not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he or she did not know of its existence when he or she acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates. Subject to the provisions of Section 7.24 of the MBCA, or any successor Section thereto, and to any express limitation on the proxy's authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

      1.8. Action at Meeting. If a quorum of a voting group exists, favorable action on a matter, other than the election of Directors, is taken by a voting group if the votes cast within the group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law, the Articles of Organization, these Bylaws or, to the extent authorized by law, a resolution of the Board of Directors requiring receipt of a greater affirmative vote of the shareholders, including more separate voting groups. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. No ballot shall be required for such election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

      1.9. Nomination of Directors.

            (a) Except for (1) any Directors entitled to be elected by the holders of any class or series of Preferred Stock, (2) any Directors elected by the Board of Directors in accordance with Section 2.3 of these Bylaws to fill vacancies or newly created directorships or (3) as otherwise required by applicable law or stock market regulation, only persons who are nominated in accordance with the procedures in this Section 1.9 shall be eligible for election as Directors. Nomination for election to the Board of Directors at a meeting of shareholders may be made (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who (x) complies with the notice procedures set forth in Section 1.9(b) and (y) is a shareholder of record on the date of the giving of such notice and on the record date for the determination of shareholders entitled to vote at such meeting.

            (b) To be timely, a shareholder's notice must be received in writing by the Secretary at the principal executive offices of the Corporation as follows: (i) in the case of an election of Directors at an annual meeting of shareholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year's annual meeting, a shareholder's notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the seventh day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (ii) in the case of an election of Directors at a special meeting of shareholders, provided that the Board of Directors has determined that Directors shall be elected at such meeting, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the seventh day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of a shareholders' meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a shareholder's notice.

      The shareholder's notice to the Secretary shall set forth: (A) as to each proposed nominee (1) such person's name, age, business address and, if known, residence address, (2) such person's principal occupation or employment, (3) the class and number of shares of stock of the Corporation which are beneficially owned by such person, and (4) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act; (B) as to the shareholder giving the notice (1) such shareholder's name and address, as they appear on the Corporation's books, (2) the class and number of shares of stock of the Corporation which are owned, beneficially and of record, by such shareholder, (3) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (4) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and (5) a representation whether the shareholder intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to elect the nominee and/or (y) otherwise to solicit proxies from shareholders in support of such nomination; and (C) as to the beneficial owner, if any, on whose behalf the nomination is being made (1) such beneficial owner's name and address, (2) the class and number of shares of stock of the Corporation which are beneficially owned by such beneficial owner, (3) a description of all arrangements or understandings between such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made and (4) a representation whether the beneficial owner intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to elect the nominee and/or (y) otherwise to solicit proxies from shareholders in support of such nomination. In addition, to be effective, the shareholder's notice must be accompanied by the written consent of the proposed nominee to serve as a Director if elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. A shareholder shall not have complied with this Section 1.9(b) if the shareholder (or beneficial owner, if any, on whose behalf the nomination is made) solicits or does not solicit, as the case may be, proxies in support of such shareholder's nominee in contravention of the representations with respect thereto required by this
Section 1.9.

            (c) The chairman of any meeting shall have the power and duty to determine whether a nomination was made in accordance with the provisions of this Section 1.9 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder's nominee in compliance with the representations with respect thereto required by this Section 1.9), and if the chairman should determine that a nomination was not made in accordance with the provisions of this Section 1.9, the chairman shall so declare to the meeting and such nomination shall be disregarded.

            (d) Except as otherwise required by law, nothing in this Section 1.9 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other shareholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for Director submitted by a shareholder.

            (e) Notwithstanding the foregoing provisions of this Section 1.9, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.9, to be considered a qualified representative of the shareholder, a person must be authorized by a written instrument executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of shareholders.

            (f) For purposes of this Section 1.9, "public disclosure" shall include disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

      1.10. Conduct of Meetings. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of shareholders as it shall deem appropriate, including without limitation such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of shareholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders, their duly authorized and constituted proxies or attorneys or such other persons as shall be determined; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

      1.11. Action Without Meeting by Written Consent.

            (a) Action taken at a shareholders' meeting may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents that describe the action taken, are signed by shareholders having the requisite votes, bear the date of the signatures of such shareholders, and are delivered to the Corporation for inclusion with the records of meetings within 60 days of the earliest dated consent delivered to the Corporation as required by this
Section 1.11. A consent signed under this Section 1.11 has the effect of a vote at a meeting.

            (b) If action is to be taken pursuant to the consent of voting shareholders without a meeting, the Corporation, at least seven days before the action pursuant to the consent is taken, shall give notice, which complies in form with the requirements of Article III of these Bylaws, of the action to nonvoting shareholders in any case where such notice would be required by law if the action were to be taken pursuant to a vote by voting shareholders at a meeting. The notice shall contain, or be accompanied by, the same material that would have been required by law to be sent to shareholders in or with the notice of a meeting at which the action would have been submitted to the shareholders for approval.

      1.12. Record Date. The Board of Directors may fix the record date in order to determine the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote or to take any other action. If a record date for a specific action is not fixed by the Board of Directors, and is not supplied by law, the record date shall be (a) the close of business either on the day before the first notice is sent to shareholders, or, if no notice is sent, on the day before the meeting or (b) in the case of action without a meeting by written consent, the date the first shareholder signs the consent or
(c) for purposes of determining shareholders entitled to demand a special meeting of shareholders, the date the first shareholder signs the demand or (d) for purposes of determining shareholders entitled to a distribution, other than one involving a purchase, redemption or other acquisition of the Corporation's shares, the date the Board of Directors authorizes the distribution. A record date fixed under this Section 1.12 may not be more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

      1.13. Meetings by Remote Communication. Unless otherwise provided in the Articles of Organization, if authorized by the Board of Directors: subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communication: (a) participate in a meeting of shareholders; and
(b) be deemed present in person and vote at a meeting of shareholders, provided that: (1) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder; (2) the Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and
(3) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

      1.14. Form of Shareholder Action.

            (a) Any vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder shall be considered given in writing, dated and signed, if, in lieu of any other means permitted by law, it consists of an electronic transmission that sets forth or is delivered with information from which the Corporation can determine (1) that the electronic transmission was transmitted by the shareholder, proxy or agent or by a person authorized to act for the shareholder, proxy or agent; and (2) the date on which such shareholder, proxy, agent or authorized person transmitted the electronic transmission. The date on which the electronic transmission is transmitted shall be considered to be the date on which it was signed. The electronic transmission shall be considered received by the Corporation if it has been sent to any address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of shareholders.

            (b) Any copy, facsimile or other reliable reproduction of a vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder may be substituted or used in lieu of the original writing for any purpose for which the original writing could be used, but the copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

      1.15. Shareholder List for Meeting.

            (a) After fixing a record date for a shareholders' meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder, but need not include an electronic mail address or other electronic contact information for any shareholder.

            (b) The list of shareholders shall be available for inspection by any shareholder, beginning two business days after notice is given of the meeting for which the list was prepared and continuing through the meeting: (1) at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held; or (2) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting.

            (c) A shareholder or his or her agent or attorney is entitled on written demand to inspect and, subject to the requirements of Section 6.2(c) of these Bylaws, to copy the list, during regular business hours and at his or her expense, during the period it is available for inspection.

            (d) The Corporation shall make the list of shareholders available at the meeting, and any shareholder or his or her agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

                                   ARTICLE II

                                    DIRECTORS

      2.1. Powers. All corporate power shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors.

      2.2. Number and Election. The Board of Directors shall consist of not less than the minimum number of individuals permitted by law and, subject to the rights of holders of any class or series of Preferred Stock to elect Directors, shall be divided into three classes, such classes to be as nearly equal in number as possible. Subject to the rights of holders of any class or series of Preferred Stock to elect Directors, at each annual meeting of shareholders, the successors to the class of Directors whose term expires at that meeting shall be elected. Subject to the foregoing requirements and applicable law, the Board of Directors may, from time to time, fix the number of Directors and their respective classifications, provided that any such action does not operate to remove a Director elected by the shareholders or the Directors other than in the manner specified in the Articles of Organization or these Bylaws.

      2.3. Vacancies. Subject to the rights of holders of any class or series of Preferred Stock, vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors, from the death, resignation, disqualification or removal of a Director or otherwise, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new Director may not take office until the vacancy occurs.

      2.4. Change in Size of Board of Directors. Subject to the rights of holders of any class or series of Preferred Stock, the number of Directors may be fixed or changed from time to time by the Board of Directors.

      2.5. Tenure. Subject to the rights of holders of any class or series of Preferred Stock to elect Directors, each Director shall serve for a term ending on the date of the third annual meeting at which such Director was elected; provided, however, that each Director designated as a Class I Director as of the effective date of these amended and restated Bylaws shall serve for an initial term expiring at the Corporation's annual meeting of shareholders held in 2005; each Director designated as a Class II Director as of the effective date of these amended and restated Bylaws shall serve for an initial term expiring at the Corporation's annual meeting of shareholders held in 2006; and each Director designated as a Class III Director as of the effective date of these amended and restated Bylaws shall serve for an initial term expiring at the Corporation's annual meeting of shareholders held in 2007; and provided further, however, that the term of each Director shall continue until the election and qualification of a successor and be subject to such Director's earlier death, resignation or removal. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. Any Director elected to fill a vacancy shall hold office for the remainder of the full term of the class of Directors in which the vacancy occurred or the new directorship was created and until such Director's successor shall have been elected and qualified.

      2.6. Resignation. A Director may resign at any time by delivering written notice of resignation to the Board of Directors, the Chairman of the Board or the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

      2.7. Removal. A Director may be removed from office (a) with or without cause by vote of a majority of the stockholders entitled to vote in the election of Directors, provided that the Directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of such class or (b) for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him. To the extent that any of the provisions in this Section 2.7 conflicts or is inconsistent with any of the provisions of Section 8.06 of the MBCA, as amended from time to time, the provisions of Section 8.06 shall govern and control.

      2.8. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places as shall from time to time be fixed by the Board of Directors without notice of the date, time, place or purpose of the meeting. A regular meeting may be held without a call or notice at the same place as the annual meeting of shareholders, or the special meeting held in lieu thereof, following such meeting of shareholders.

      2.9. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, any two Directors or one Director in the event that there is only one Director.

      2.10. Notice. Special meetings of the Board of Directors must be preceded by at least two days' notice of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting. All notices to Directors shall conform to the requirements of Article III of these Bylaws.

      2.11. Waiver of Notice. A Director may waive any notice before or after the date and time of the meeting. The waiver shall be in writing, signed by the Director entitled to the notice, or in the form of an electronic transmission by the Director to the Corporation, and filed with the minutes or corporate records. A Director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

      2.12. Quorum. Unless otherwise provided by law, the Articles of Organization or these Bylaws, a quorum of the Board of Directors consists of a majority of the Directors then in office, provided always that any number of Directors (whether one or more and whether or not constituting a quorum) constituting a majority of Directors present at any meeting or at any adjourned meeting may make an adjournment thereof.

      2.13. Action at Meeting. If a quorum is present when a vote is taken, the affirmative vote of a majority of Directors present is the act of the Board of Directors unless the Articles of Organization or these Bylaws require the vote of a greater number of Directors. A Director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is considered to have assented to the action taken unless: (a) he or she objects at the beginning of the meeting, or promptly upon his or her arrival, to holding it or transacting business at the meeting; (b) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

      2.14. Action Without Meeting. Any action required or permitted to be taken by the Directors may be taken without a meeting if the action is taken by the unanimous consent of the members of the Board of Directors. The action must be evidenced by one or more consents describing the action taken, in writing, signed by each Director, or delivered to the Corporation by electronic transmission, to the address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of Directors, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this
Section 2.14 is effective when the last Director signs or delivers the consent, unless the consent specifies a different effective date. A consent signed or delivered under this Section 2.14 has the effect of a meeting vote and may be described as such in any document.

      2.15. Telephone Conference Meetings. The Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is considered to be present in person at the meeting.

      2.16. Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee may have one or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it must be approved by a majority of all the Directors in office when the action is taken. Article III and Sections 2.10 through 2.15 of these Bylaws shall apply to committees and their members. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors to the extent permitted by law. The creation of, delegation of authority to, or action by a committee does not alone constitute compliance by a Director with the standards of conduct described in
Section 2.18 of these Bylaws.

      2.17. Compensation. The Board of Directors may fix the compensation of Directors.

      2.18. Standard of Conduct for Directors.

            (a) A Director shall discharge his or her duties as a Director, including his or her duties as a member of a committee: (1) in good faith; (2) with the care that a person in a like position would reasonably believe appropriate under similar circumstances; and (3) in a manner the Director reasonably believes to be in the best interests of the Corporation. In determining what the Director reasonably believes to be in the best interests of the Corporation, a Director may consider the interests of the Corporation's employees, suppliers, creditors and customers, the economy of the state, the region and the nation, community and societal considerations, and the long-term and short-term interests of the Corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

            (b) In discharging his or her duties, a Director who does not have knowledge that makes reliance unwarranted is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by: (1) one or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent with respect to the information, opinions, reports or statements presented; (2) legal counsel, public accountants or other persons retained by the Corporation, as to matters involving skills or expertise the Director reasonably believes are matters (i) within the particular person's professional or expert competence or (ii) as to which the particular person merits confidence; or (3) a committee of the Board of Directors of which the Director is not a member if the Director reasonably believes the committee merits confidence.

            (c) A Director is not liable for any action taken as a Director, or any failure to take any action, if he or she performed the duties of his or her office in compliance with this Section 2.18.

      2.19. Conflict of Interest.

            (a) A conflict of interest transaction is a transaction with the Corporation in which a Director of the Corporation has a material direct or indirect interest. A conflict of interest transaction is not voidable by the Corporation solely because of the Director's interest in the transaction if any one of the following is true:

                  (1) the material facts of the transaction and the Director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved or ratified the transaction;

                  (2) the material facts of the transaction and the Director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved or ratified the transaction; or

                  (3) the transaction was fair to the Corporation.

            (b) For purposes of this Section 2.19, and without limiting the interests that may create conflict of interest transactions, a Director of the Corporation has an indirect interest in a transaction if: (1) another entity in which he or she has a material financial interest or in which he or she is a general partner is a party to the transaction; or (2) another entity of which he or she is a director, officer or trustee or in which he or she holds another position is a party to the transaction and the transaction is or should be considered by the Board of Directors.

            (c) For purposes of clause (1) of subsection (a) of this Section 2.19, a conflict of interest transaction is authorized, approved or ratified if it receives the affirmative vote of a majority of the Directors on the Board of Directors (or on the committee) who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved or ratified under this Section 2.19 by a single Director. If a majority of the Directors who have no direct or indirect interest in the transaction vote to authorize, approve or ratify the transaction, a quorum is present for the purpose of taking action under this Section 2.19. The presence of, or a vote cast by, a Director with a direct or indirect interest in the transaction does not affect the validity of any action taken under clause (1) of subsection (a) of this Section 2.19 if the transaction is otherwise authorized, approved or ratified as provided in that subsection.

            (d) For purposes of clause (2) of subsection (a) of this Section 2.19, a conflict of interest transaction is authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this subsection (d). Shares owned by or voted under the control of a Director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in clause (1) of subsection (b) of this Section 2.19, may not be counted in a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction under clause (2) of subsection (a) of this Section 2.19. The vote of those shares, however, is counted in determining whether the transaction is approved under other provisions of these Bylaws. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this subsection constitutes a quorum for the purpose of taking action under this
Section 2.19.

                                  ARTICLE III

                                MANNER OF NOTICE

      All notices provided for under these Bylaws shall conform to the following requirements:

      (a) Notice shall be in writing unless oral notice is reasonable under the circumstances. Notice by electronic transmission is written notice.

      (b) Notice may be communicated in person; by telephone, voice mail, telegraph, teletype or other electronic means; by mail; by electronic transmission; or by messenger or delivery service. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published; or by radio, television or other form of public broadcast communication.

      (c) Written notice, other than notice by electronic transmission, if in a comprehensible form, is effective upon deposit in the United States mail, if mailed postpaid and correctly addressed to the addressee's address shown in the Corporation's current records.

      (d) Written notice by electronic transmission, if in comprehensible form, is effective: (1) if by facsimile telecommunication, when directed to a number furnished by the addressee for the purpose; (2) if by electronic mail, when directed to an electronic mail address furnished by the addressee for the purpose; (3) if by a posting on an electronic network together with separate notice to the addressee of such specific posting, directed to an electronic mail address furnished by the addressee for the purpose, upon the later of (i) such posting and (ii) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the addressee in such manner as the addressee shall have specified to the Corporation. An affidavit of the Secretary or an Assistant Secretary of the Corporation, the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

      (e) Except as provided in subsection (c) of this Article III, written notice, other than notice by electronic transmission, if in a comprehensible form, is effective at the earliest of the following: (1) when received; (2) five days after its deposit in the United States mail, if mailed postpaid and correctly addressed; (3) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested; or if sent by messenger or delivery service, on the date shown on the return receipt signed by or on behalf of the addressee; or (4) on the date of publication if notice by publication is permitted.

      (f) Oral notice is effective when communicated if communicated in a comprehensible manner.

                                   ARTICLE IV

                                    OFFICERS

      4.1. Enumeration. The Corporation shall have a President, a Treasurer, a Secretary and such other officers as may be appointed by the Board of Directors from time to time in accordance with these Bylaws, including, but not limited to, a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer and one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries.

      4.2. Appointment. The officers shall be appointed by the Board of Directors. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors. Each officer has the authority and shall perform the duties set forth in these Bylaws or, to the extent consistent with these Bylaws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers. The appointment of an officer shall not itself create contract rights.

      4.3. Qualification. The same individual may simultaneously hold more than one office in the Corporation. No officer need be a shareholder.

      4.4. Tenure. Except as otherwise provided by law, the Articles of Organization or these Bylaws, each officer shall hold office until his or her successor is duly appointed, unless a different term is specified in the vote appointing him or her, or until his or her earlier death, resignation or removal.

      4.5. Resignation. An officer may resign at any time by delivering notice of the resignation to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor shall not take office until the effective date. An officer's resignation shall not affect the Corporation's contract rights, if any, with the officer.

      4.6. Removal. The Board of Directors may remove any officer at any time with or without cause. An officer's removal shall not affect the officer's contract rights, if any, with the Corporation.

      4.7. Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his or her predecessor and until his or her successor is duly appointed, or until he or she sooner dies, resigns or is removed.

      4.8. Chairman of the Board and Vice Chairman of the Board. The Board of Directors may appoint from its members a Chairman of the Board, who need not be an employee or officer of the Corporation. If the Board of Directors appoints a Chairman of the Board, he or she shall perform such duties and possess such powers as are assigned to him or her by the Board of Directors and, if the Chairman of the Board is also designated as the Corporation's Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer prescribed in Section 4.9 of these Bylaws. Unless otherwise provided by the Board of Directors, the Chairman of the Board shall preside at all meetings of the Board of Directors and shareholders.

      If the Board of Directors appoints a Vice Chairman of the Board, he or she shall, in the event of the absence, inability or refusal to act of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him or her by the Board of Directors.

      4.9. President; Chief Executive Officer. Unless the Board of Directors has designated the Chairman of the Board or another person as Chief Executive Officer, the President shall be the Chief Executive Officer. The Chief Executive Officer shall have general charge and supervision of the business of the Corporation, subject to the direction of the Board of Directors. The President shall perform such other duties and shall have such other powers as the Board of Directors or the Chief Executive Officer (if the President is not the Chief Executive Officer) may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer or the President (if the President is not the Chief Executive Officer), the Vice President (or, if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the Chief Executive Officer and, when so performing such duties, shall have all the powers of and be subject to all the restrictions upon, the Chief Executive Officer.

      4.10. Vice Presidents. Any Vice President shall perform such duties and shall possess such powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe. The Board of Directors may assign to any Vice President the title Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

      4.11. Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories, to disburse such funds as ordered by the Board of Directors, the Chief Executive Officer or the President, to make proper accounts of such funds, and to render as required by the Board of Directors, the Chief Executive Officer or the President statements of all such transactions and of the financial condition of the Corporation.

      Any Assistant Treasurer shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

      4.12. Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall possess such powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and shall have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of shareholders and Directors, to attend all meetings of shareholders and Directors, to prepare minutes of the meetings of shareholders and Directors, to authenticate the records of the Corporation, to maintain a stock ledger and prepare lists of shareholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

      Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

      In the absence of the Secretary or any Assistant Secretary at any meeting of shareholders or Directors, the person presiding at the meeting shall designate a temporary secretary to prepare the minutes of the meeting.

      4.13. Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

      4.14. Standard of Conduct for Officers. An officer shall discharge his or her duties: (a) in good faith; (b) with the care that a person in a like position would reasonably exercise under similar circumstances; and (c) in a manner the officer reasonably believes to be in the best interests of the Corporation. In discharging his or her duties, an officer who does not have knowledge that makes reliance unwarranted is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by: (1) one or more officers or employees of the Corporation whom the officer reasonably believes to be reliable and competent with respect to the information, opinions, reports or statements presented; or (2) legal counsel, public accountants or other persons retained by the Corporation as to matters involving skills or expertise the officer reasonably believes are matters (i) within the particular person's professional or expert competence or (ii) as to which the particular person merits confidence. An officer shall not be liable to the Corporation or its shareholders for any decision to take or not to take any action taken, or any failure to take any action, as an officer, if the duties of the officer are performed in compliance with this Section 4.14.

                                   ARTICLE V

                          PROVISIONS RELATING TO SHARES

      5.1. Issuance and Consideration. The Board of Directors may issue the number of shares of each class or series authorized by the Articles of Organization. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for shares to be issued is adequate. The Board of Directors shall determine the terms upon which the rights, options or warrants for the purchase of shares or other securities of the Corporation are issued and the terms, including the consideration, for which the shares or other securities are to be issued.

      5.2. Share Certificates. If shares are represented by certificates, at a minimum each share certificate shall state on its face: (a) the name of the Corporation and that it is organized under the laws of The Commonwealth of Massachusetts; (b) the name of the person to whom issued; and (c) the number and class of shares and the designation of the series, if any, the certificate represents. Every certificate for shares of stock that are subject to any restriction on the transfer or registration of transfer of such shares pursuant to the Articles of Organization, these Bylaws, an agreement among shareholders or an agreement among shareholders and the Corporation, shall have conspicuously noted on the front or back of such certificate the existence of such restrictions. If different classes of shares or different series within a class are authorized, then the variations in rights, preferences and limitations applicable to each class and series, and the authority of the Board of Directors to determine variations for any future class or series, must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder this information on request in writing and without charge. Each share certificate shall be signed, either manually or in facsimile, by the Chief Executive Officer, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, or any two officers designated by the Board of Directors, and may bear the corporate seal or its facsimile. If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate shall be nevertheless valid.

      5.3. Uncertificated Shares. The Board of Directors may authorize the issue of some or all of the shares of any or all of the Corporation's classes or series without certificates. The authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required by the MBCA to be on certificates.

      5.4. Transfers; Record and Beneficial Owners. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. The Corporation shall be entitled to treat the record holder of shares as shown on its books as the owner of such shares for all purposes, including the payment of dividends and other distributions and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such shares until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws. Notwithstanding anything to the contrary herein, to the extent the Board of Directors has established a procedure by which the beneficial owner of shares that are registered in the name of a nominee will be recognized by the Corporation as a shareholder, the Corporation shall be entitled to treat the beneficial owner of shares as the shareholder to the extent of the rights granted by a nominee certificate on file with the Corporation.

      5.5. Replacement of Certificates. The Board of Directors may, subject to applicable law, determine the conditions upon which a new share certificate may be issued in place of any certificate alleged to have been lost, destroyed or wrongfully taken. The Board of Directors may, in its discretion, require the owner of such share certificate, or his or her legal representative, to give a bond, sufficient in its opinion, with or without surety, to indemnify the Corporation against any loss or claim which may arise by reason of the issue of the new certificate.

                                   ARTICLE VI

                                CORPORATE RECORDS

      6.1. Records to be Kept.

            (a) The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation shall maintain appropriate accounting records. The Corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

            (b) The Corporation shall keep within The Commonwealth of Massachusetts a copy of the following records at its principal office or an office of its transfer agent or of its Secretary or Assistant Secretary or of its registered agent:

                  (1) its Articles or Restated Articles of Organization and all amendments to them currently in effect;

                  (2) its Bylaws or Restated Bylaws and all amendments to them currently in effect;

                  (3) resolutions adopted by its Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding;

                  (4) the minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three years;

                  (5) all written communications to shareholders generally within the past three years, including the financial statements furnished under
Section 16.20 of the MBCA, or any successor Section thereto, for the past three years;

                  (6) a list of the names and business addresses of its current Directors and officers; and

                  (7) its most recent annual report delivered to the Massachusetts Secretary of State.

      6.2. Inspection of Records by Shareholders.

            (a) A shareholder is entitled to inspect and copy, during regular business hours at the office where they are maintained pursuant to Section 6.1(b) of these Bylaws, copies of any of the records of the Corporation described in said Section 6.1(b) if he or she gives the

Corporation written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy.

            (b) A shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation if the shareholder meets the requirements of subsection (c) of this Section 6.2 and gives the Corporation written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy:

                  (1) excerpts from minutes reflecting action taken at any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting, to the extent not subject to inspection under subsection (a) of this Section 6.2;

                  (2) accounting records of the Corporation, but if the financial statements of the Corporation are audited by a certified public accountant, inspection shall be limited to the financial statements and the supporting schedules reasonably necessary to verify any line item on those statements; and

                  (3) the record of shareholders described in Section 6.1(a) of these Bylaws.

            (c) A shareholder may inspect and copy the records described in subsection (b) of this Section 6.2 only if:

                  (1) his or her demand is made in good faith and for a proper purpose;

                  (2) he or she describes with reasonable particularity his or her purpose and the records he or she desires to inspect;

                  (3) the records are directly connected with his or her purpose; and

                  (4) the Corporation shall not have determined in good faith that disclosure of the records sought would adversely affect the Corporation in the conduct of its business or, in the case of a public corporation, constitutes material non-public information at the time when the shareholder's notice of demand to inspect and copy is received by the Corporation.

            (d) For purposes of this Section 6.2, "shareholder" includes a beneficial owner whose shares are held in a voting trust or by a nominee on his or her behalf.

      6.3. Scope of Inspection Right.

            (a) A shareholder's agent or attorney has the same inspection and copying rights as the shareholder represented.

            (b) The Corporation may, if reasonable, satisfy the right of a shareholder to copy records under Section 6.2 of these Bylaws by furnishing to the shareholder copies by photocopy or other means chosen by the Corporation, including copies furnished through an electronic transmission.

            (c) The Corporation may impose a reasonable charge, covering the costs of labor, material, transmission and delivery, for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production, reproduction, transmission or delivery of the records.

            (d) The Corporation may comply at its expense with a shareholder's demand to inspect the record of shareholders under clause (3) of subsection (b) of Section 6.2 of these Bylaws by providing the shareholder with a list of shareholders that was compiled no earlier than the date of the shareholder's demand.

            (e) The Corporation may impose reasonable restrictions on the use or distribution of records by the demanding shareholder.

      6.4. Inspection of Records by Directors. A Director is entitled to inspect and copy the books, records and documents of the Corporation at any reasonable time to the extent reasonably related to the performance of the Director's duties as a Director, including duties as a member of a committee, but not for any other purpose or in any manner that would violate any duty to the Corporation.

                                  ARTICLE VII

                                  MISCELLANEOUS

      7.1. Fiscal Year. Except as otherwise determined from time to time by the Board of Directors, the fiscal year of the Corporation shall be the 52 or 53 week period, as the case may be, ending on the Saturday which is closest to the last day in October.

      7.2. Seal. The seal of the Corporation shall, subject to alteration by the Board of Directors, bear the Corporation's name, the word "Massachusetts" and the year of its incorporation.

      7.3. Voting of Securities. Except as the Board of Directors may otherwise designate, the Chief Executive Officer, President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for the Corporation (with or without power of substitution) at, any meeting of shareholders of any other corporation or organization, the securities of which may be held by the Corporation.

      7.4. Evidence of Authority. A certificate by the Secretary, an Assistant Secretary or a temporary Secretary as to any action taken by the shareholders, Directors, any committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

      7.5. Articles of Organization. All references in these Bylaws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the Corporation, as amended and in effect from time to time.

      7.6. Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

      7.7. Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

      7.8. Massachusetts Control Share Acquisition Act. The provisions of Chapter 110D of the Massachusetts General Laws shall not apply to any "control share acquisition" of the Corporation (as such term is defined in such Chapter
110D).

                                  ARTICLE VIII

                                   AMENDMENTS

      These By-Laws may be amended by the affirmative vote of the holders of a majority of the shares of each class of capital stock at the time outstanding and entitled to vote at any annual or special meeting of stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of such meeting. If authorized by the Articles of Organization, the Directors, by a majority of their number then in office, may also make, amend or repeal these By-Laws, in whole or in part, except with respect to (a) the provisions of these By-Laws governing (i) the removal of Directors, (ii) the indemnification of Directors and (iii) the amendment of these By-Laws and (b) any provision of these By-Laws which by law, the Articles of Organization or these By-Laws requires action by the stockholders.

      Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-Law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-Laws.

      Any By-Law adopted by the Directors may be amended or repealed by the stockholders entitled to vote on amending the By-Laws.